                                                                    Exhibit 12.1

                 Intervest Mortgage Corporation and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges

                                                                             For the Three-Months Ended March 31, 2004
($ in thousands)
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                    $ 955
Fixed charges (1)                                                                               2,020
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                 $2,975
----------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.5 x
----------------------------------------------------------------------------------------------------------------------

                                                                             For the Three-Months Ended March 31, 2003
($ in thousands)
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                    $ 524
Fixed charges (1)                                                                               1,658
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                 $2,182
----------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.3 x
----------------------------------------------------------------------------------------------------------------------

                                                                             For the Year Ended December 31, 2003
($ in thousands)
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                   $3,255
Fixed charges (1)                                                                               7,140
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                $10,395
----------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.5 x
----------------------------------------------------------------------------------------------------------------------

                                                                             For the Year Ended December 31, 2002
($ in thousands)
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                   $2,773
Fixed charges (1)                                                                               6,288
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                 $9,061
----------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                  1.4x
----------------------------------------------------------------------------------------------------------------------

                                                                             For the Year Ended December 31, 2001
($ in thousands)
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                           $1,073
Fixed charges (1)                                                                               6,511
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                 $7,584
----------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                  1.2x
----------------------------------------------------------------------------------------------------------------------


                                                                             For the Year Ended December 31, 2000
($ in thousands)
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                     $241  (2)
Fixed charges (1)                                                                               8,018  (2)
-----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                 $8,259
---------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.0 x  (2)
----------------------------------------------------------------------------------------------------------------------

                                                                             For the Year Ended December 31, 1999
($ in thousands)
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                   $1,052
Fixed charges (1)                                                                               9,049
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                $10,101
----------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.1 x
----------------------------------------------------------------------------------------------------------------------

(1)  Fixed  charges  represent   interest  on  debentures  and  amortization  of
     debenture offering costs.
(2) Restated to give effect to Financial Accounting Standard Board's Statement No. 145.